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                                                                   EXHIBIT 10.61

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[B OF A LOGO]                                             AMENDMENT TO DOCUMENTS
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                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT
                          (RECEIVABLES AND INVENTORY)


         This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (RECEIVABLES AND INVENTORY) (this "Agreement") is entered into as of April 29, 1998 among Bank of America National Trust and Savings Association ("Bank") and GT Bicycles California, Inc. ("GTBC"), Riteway Products East, Inc. ("East"), Riteway Products North Central, Inc. ("North Central"), Rite-Way Distributors Central, Inc. ("Central"), Rite-Way Distributors, Inc. ("Distributors"), and GT Bicycles, Inc. ("GT"). GTBC, East, North Central, Central, and Distributors are sometimes hereinafter referred to collectively as "Borrowers" and individually as a "Borrower."

RECITALS

         A. Bank, Borrowers, and GT are parties to that certain Second Amended and Restated Credit Agreement (Receivables and Inventory) dated as of August 12, 1996, as amended (the "Existing Agreement").

         B. BankAmerica Business Credit, Inc. is extending credit to Borrowers for the purpose, among other things, of refinancing the "Revolving Facility" and "Term Loan", as such terms are defined in the Existing Agreement.

         C. Borrowers have requested that Bank make a new term loan available to Borrowers not exceeding $20,000,000.

         D. The parties hereto now desire to amend and restate the Existing Agreement in full on the terms and conditions set forth below.

                                   AGREEMENT

         NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions and Financial Requirements.

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated for the purposes hereof:

                  "Availability Period" means the period commencing on the date of this Agreement and ending on July 31, 1999.

                  "BABC" means BankAmerica Business Credit, Inc., a Delaware corporation.

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                  "BABC Excess Availability" means, as of the date of initial funding, the difference between the maximum amount of credit available under the BABC Loan Agreement and the amount of credit outstanding thereunder, including without limitation Contingent Obligations (if any) in respect of letters of credit, shipside bonds, and the like under the revolving line of credit under the BABC Loan Agreement.

                  "BABC Loan Agreement" means that certain Loan and Security Agreement dated as of April 29, 1998 among BABC and Borrowers, as such agreement may be amended, extended and renewed from time to time.

                  "Banking Day" means, unless otherwise defined in this Agreement, a day other than a Saturday or a Sunday on which Bank is open for business in California.

                  "Caratti" means Caratti Sport, Ltd., a corporation organized under the laws of the United Kingdom.

                  "Caratti Facility" means those certain credit accommodations extended to Caratti by Bank through its London Branch.

                  "Collateral" means the real or personal property described in the Collateral Agreements.

                  "Collateral Agreements" means the security agreement(s) required under Article 6 of this Agreement.

                  "Contingent Obligation" means any obligation guaranteeing or intended to guarantee any indebtedness, leases, dividends or other obligations (`primary obligations') of any person, firm, or corporation (the `primary obligor') in any manner, whether directly or indirectly, including, without limitation, any obligation, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming that performance thereunder is required) as determined in good faith.

                  "EBITDA" means, for GT and its Subsidiaries on a consolidated basis for any period of determination, the sum of (i) net income (or loss) for such period plus (ii) to the extent deducted in the calculation of net income for such period, Interest Expense for such period plus (iii) to the extent deducted in the calculation of net income for such period, federal and state income taxes for such period, plus (iv) to the extent deducted in the calculation of net income for such period, depreciation and amortization expense for such period.

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                  "ERISA" means the Employee Retirement Income Act of 1974, as amended from time to time.

                  "ERISA Plan" means any employee pension benefit plan maintained or contributed to by any Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

                  "Event of Default" means any event listed in Article 9 of this Agreement.

                  "Funded Debt" means all liabilities of whatever nature or duration consisting of indebtedness for borrowed money or indebtedness (including obligations under capital leases) incurred to finance the purchase of any asset, excluding any such indebtedness that consists of obligations due to trade creditors within one year, accrued liabilities, liabilities of entities with respect to which any Borrower has a minority equity investment and which do not constitute a Subsidiary of any such Borrower, and deferred tax liabilities.

                  "Guarantors" means GT, each of its U.S. Subsidiaries and any U.S. Subsidiary which guaranties the obligations under the Agreement pursuant to Paragraph 8.10 below (excluding Innovations in Composites, Charger, and ATI); individually a "Guarantor."

                  "Intercreditor Agreement" means that certain Intercreditor Agreement dated April 29, 1998, between Bank and BABC, as amended from time to time.

                  "Interest Coverage Ratio" means, for GT and its Subsidiaries on a consolidated basis for any period of determination, the ratio of EBITDA to Interest Expense.

                  "Interest Expense" means, for GT and its Subsidiaries on a consolidated basis for any period of determination, the total interest expense (including, without limitation, interest expense attributable to capitalized leases for such period.

                  "Interest Period" means:

                           (a) for each Offshore Rate Portion the period
                  commencing on the date such portion shall begin to bear interest at a rate related to the Offshore Rate and ending no less than 14 days (for Offshore Rate Portions of $1,000,000 or more) or 30 days and no more than six months (for all Offshore Rate Portions) thereafter, as requested by any Borrower at the time such Borrower requests the portion; provided, however, that the last day of each Offshore Rate Interest Period shall be determined in accordance with the practices of the offshore Dollar inter-bank markets as from time to time in effect; and

                           (b) for each LIBOR Rate Portion the period commencing
                  on the date such portion shall begin to bear interest at a rate related to the LIBOR Rate and ending no less than 14 days (for LIBOR Rate Portions of $1,000,000 or more) or 30 days and no more than six months (for all LIBOR Rate Portions) thereafter, as requested by any Borrower at the time such Borrower requests the portion; provided, however, that the last day of each LIBOR Rate Interest Period shall be determined in accordance with the practices of the London inter-bank market as from time to time in effect.

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                  "Inventory" means all goods owned by any Borrower and held for sale or lease in such Borrower's business, or to be furnished under a contract of service, including, without limitation, raw materials, work in process, and materials and supplies to be used or consumed in such Borrower's business.

                  "LIBOR Rate" means for each Interest Period for each LIBOR Rate Portion the rate of interest (rounded upward, if necessary, to the nearest 1/100th of one percent) determined pursuant to the following formula:

                           LIBOR Rate =         London Rate
                                         ---------------------------
                                         (1.00 - Reserve Percentage)

                  Where,

                           (i) "London Rate" means for such Interest Period the
                  rate of interest (rounded upward, if necessary, to the nearest 1/16th of one percent) at which Dollar deposits for such Interest Period would be offered by Bank's London Branch, London, Great Britain, to other major banks in the London inter-bank market as approximately 11:00 a.m. London time two Banking Days before the commencement of such Interest Period.

                           (ii) "Reserve Percentage" means for such Interest
                  Period the total (expressed as a decimal) of the maximum reserve percentages (including, but not limited to, marginal, emergency, supplemental, special, and other reserve percentages) in effect on the first day of such Interest Period as prescribed by the Board of Governors of the Federal Reserve System for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward, if necessary, to the nearest 1/100th of one percent.

                  "LIBOR Rate Portion" means all or such part of the principal balance of credit provided under this Agreement for which interest is payable at the rate related to the LIBOR Rate.

                  "Material Adverse Impact" means a material adverse impact on GT's or on GT and any of its Subsidiaries' (taken as a whole) financial condition, operations, or ability to perform obligations under this Agreement or any instrument or agreement required under this Agreement.

                  "Offshore Rate" means for each Interest Period for each Offshore Rate Portion the rate of interest (rounded upward, if necessary, to the nearest 1/100th of one percent) determined pursuant to the following formula:

                           Offshore Rate =      Grand Cayman Rate
                                           ---------------------------
                                           (1.00 - Reserve Percentage)

                  Where,

                           (i) "Grand Cayman Rate" means for such Interest
                  Period the rate of interest (rounded upward, if necessary, to the nearest 1/16th of one percent) at which Dollar deposits for such Interest Period would be offered by Bank's Grand

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                  Cayman Branch, Grand Cayman, British West Indies, to other major banks in the offshore Dollar inter-bank markets upon the request of such banks.

                           (ii) "Reserve Percentage" means for such Interest
                  Period the total (expressed as a decimal) of the maximum reserve percentages (including, but not limited to, marginal, emergency, supplemental, special, and other reserve percentages) in effect on the first day of such Interest Period as prescribed by the Board of Governors of the Federal Reserve System for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward, if necessary, to the nearest 1/100th of one percent.

                  "Offshore Rate Portion" means all or such part of the principal balance of credit provided under this Agreement for which interest is payable at the rate related to the Offshore Rate.

                  "Receivables" means all rights to the payment of money owned by any Borrower, whether due or to become due and whether or not earned by performance including, but not limited to, Accounts, contract rights, chattel paper, instruments and documents.

                  "Reference Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California, as its reference rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change. The Reference Rate is set by Bank based on various factors, including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Bank may price loans at, above or below the Reference Rate.

                  "Riteway France" means Riteway Products France S.A.R.L., a corporation organized under the laws of France.

                  "Riteway France Facility" means those certain credit accommodations extended to Riteway France by Bank through its Paris Branch.

                  "Riteway Japan" means Riteway Products Japan K.K., a corporation organized under the laws of Japan.

                  "Riteway Japan Facility" means those certain credit accommodations extended to Riteway Japan by Bank through its Tokyo Branch.

                  "Significant Subsidiaries" means Riteway France, Riteway Japan, and Caratti; individually, a "Significant Subsidiary."

                  "Subsidiary" means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) GT directly or indirectly owns more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by GT or any of its Subsidiaries; collectively, "Subsidiaries."

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                  "Term Loan" means the term loan described in Paragraph 2.1.

         1.2 Financial Requirements. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared in accordance with generally accepted accounting principles consistently applied.


2. The Term Loan

         2.1 Amount and Disbursement. During the Availability Period, Bank will fund the Term Loan to Borrowers in a single disbursement. The amount of the Term Loan may not exceed the lesser of (i) $20,000,000 or (ii) $20,000,000 less the amount by which BABC Excess Availability exceeds 10% of the maximum amount of credit available under the BABC Loan Agreement on the date hereof.

         2.2 Use of Term Loan Proceeds. Borrowers shall use the proceeds of the Term Loan to refinance credit outstanding under the Existing Agreement.

         2.3 Principal Repayment. Borrowers shall repay the principal of the Term Loan in quarterly installments of $1,250,000 each, commencing June 30, 1998, and continuing on the last Banking Day of each September, December, March and June thereafter until July 31, 1999 (the "Term Loan Maturity Date"), on which date all remaining principal and interest then owing with respect to the Term Loan shall be due and payable, together with all accrued and unpaid interest thereon.

         2.4 Co-Terminous. Notwithstanding the repayment schedule set forth in Paragraph 2.3 above, if the revolving line of credit under the BABC Loan Agreement terminates for any reason, the entire principal balance of the Term Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the effective date of such termination. Such termination could be the result of:

                  (a) Borrowers' request to cancel the revolving line of credit under the BABC Loan Agreement;

                  (b) cancellation of the revolving line of credit under the BABC Loan Agreement by BABC because of Borrowers' default;

                  (c) BABC's decision not to renew the revolving line of credit under the BABC Loan Agreement beyond any availability period applicable thereto; or

                  (d) Borrowers' decision not to accept BABC's offer to renew the revolving line of credit under the BABC Loan Agreement upon such terms and conditions as may be offered by BABC.

         2.5 Voluntary Prepayments. Borrowers may at any time prepay the Term Loan in full or in part provided such prepayment is accompanied by the fee set forth in Paragraph 2.10(d). Partial prepayments shall be applied to the most remote installments of the Term Loan.


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         2.6 Mandatory Prepayments, Borrower shall apply in prepayment of the
Term Loan, as and when received, all net proceeds of (i) any equity securities issued by any Borrower or GT after the date of this Agreement and (ii) any public or private placement of debt or equity. Partial prepayments shall be applied to the most remote installments of the Term Loan.

         2.7 Interest. The Term Loan shall, at Borrower's election, bear interest at a rate per annum equal to the Reference Rate plus three and one half (3.5) percentage points or, subject to the requirements set forth in Paragraph 2.10, the Offshore Rate plus four (4.0) percentage points, the LIBOR Rate plus four (4.0) percentage points, or a combination thereof; provided, however, that no more than four (4) designations of optional interest rates under the Term Loan may be in effect at any one time.

         2.8 Interest Payments. Borrower shall pay interest monthly on the first day of each month and, with respect to each Offshore Rate Portion and LIBOR Rate Portion, on the first day of each month and on the last day of the each Interest Period applicable thereto, in each case until the last day of the Term Loan Maturity Date, on which date all accrued and unpaid interest shall be due and payable.

         2.9 Minimum Optional Rate Portions. Each Offshore Rate Portion and LIBOR Rate Portion shall be in a principal amount of not less than $1,000,000.

         2.10 Special Provisions Relating to Offshore Rate Portions and LIBOR Rate Portions. Offshore Rate Portions and LIBOR Rate Portions are subject to the following:

                  (a) No Interest Period for an Offshore Rate Portion or a LIBOR Rate Portion under the relating to the Term Loan shall end later than the Term Loan Maturity Date.

                  (b) Borrower may not elect an Offshore Rate or a LIBOR Rate with respect to any portion of the principal balance of the Term Loan which is scheduled to be repaid before the last day of the applicable Interest Period.

                  (c) Neither an Offshore Rate Portion nor a LIBOR Rate Portion may be converted to a different interest rate during its Interest Period. Upon the expiration of an Interest Period, an Offshore Rate Portion and a LIBOR Rate Portion shall thereafter bear interest at the rate related to the Reference Rate unless Borrowers elect a new interest rate as provided hereunder.

                  (d) Any payment of an Offshore Rate Portion or a LIBOR Rate Portion prior to the last day of the Interest Period for such portion, whether voluntary, by reason of acceleration or otherwise, including mandatory payments required under this Agreement and applied by Bank to an Offshore Rate Portion or a LIBOR Portion shall be accompanied by the amount of accrued interest on the amount repaid and by the amount (if any) by which (i) the additional interest which would have been payable on the amount repaid had it not been paid until the last day of its Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount repaid on deposit in the offshore Dollar inter-bank markets, the London inter-bank markets or the certificate of deposit markets, as applicable, for a period starting on the date it was repaid and ending on the last day of the Interest Period for such portion.

                  (e) Bank shall have no obligation to accept an election for an Offshore Rate Portion or a LIBOR Portion if any of the following described events has occurred and is continuing:

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                           (i) Dollar deposits in the principal amount, and for
                  periods equal to the interest period, of an Offshore Rate Portion or a LIBOR Portion are not available in the offshore Dollar inter-bank markets or the London inter-bank markets as applicable; or

                           (ii) the Offshore Rate or LIBOR Rate does not
                  accurately reflect the cost of an Offshore Rate Portion or a LIBOR Portion, as applicable.

                  (f) Upon the occurrence of an Event of Default, Bank may terminate the availability of the Offshore Rate and the LIBOR Rate for Interest Periods commencing after the occurrence of the Event of Default.


3. Fees and Expenses.

         3.1 Facility Fee. On or before the date of this Agreement, Borrowers shall pay Bank a fee in the amount heretofore agreed upon by letter agreement dated February 9, 1998, between Borrower and Bank.

         3.2 Expenses.

                  (a) Borrowers agree to pay to Bank, on demand, all reasonable out-of-pocket costs and expenses incurred by Bank in connection with this Agreement, including, but not limited to, filing and search fees.

                  (b) Borrowers agree to pay to Bank, on demand, all reasonable costs and expenses incurred by Bank in connection with the preparation of this Agreement and any agreement or instrument required by this Agreement Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of Bank's in-house counsel.

                  (c) Borrowers agree to reimburse Bank for the cost of periodic audits and appraisals of the Collateral at such intervals as Bank may reasonably require; provided, however, that Bank shall not require any such audit or appraisal more frequently than semi-annually unless an Event of Default shall have occurred; If an Event of Default has occurred Bank may conduct such audits or appraisals as frequently as it deems necessary in its sole discretion. The audits and appraisals may be performed by employees of Bank or by independent auditors or appraisers.

4. Collateral.

         4.1 Personal Property (Borrowers). All obligations of Borrowers under this Agreement and under any interest rate protection agreements from time to time entered into with Bank shall be secured by one or more security agreements executed by Borrowers as debtor in favor of Bank as secured party, granting Bank a security interest in the following personal property of Borrowers:

                  (a) Receivables.

                  (b) Inventory.

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                  (c) Machinery, equipment, and fixtures.

                  (d) Patents, trademarks and other general intangibles.

The personal property shall be more particularly described in the security agreement(s) executed by Borrowers. All personal property securing this Agreement and any interest rate protection agreements shall also secure all other present and future obligations of Borrowers to Bank and all personal property securing any other present or future obligations of Borrowers to Bank shall also secure Borrowers' obligations under this Agreement.

In addition, all obligations of GTBC under this Agreement shall be secured by one or more security agreements executed by GTBC as debtor in favor of Bank as secured party, granting Bank a security interest in 65% of any stock and other securities of Caratti owned by GTBC (provided that Bank shall hold, but not have a security interest in, all stock and other securities of Caratti and Bank will have "come-along" rights with respect to such other stock). Regulation U of the Board of Governors of the Federal Reserve System places certain restrictions on loans secured by margin stock (as defined in the Regulation). If any of such stock collateral is margin stock, GTBC shall provide Bank with a Form U-1 Purpose Statement, confirming that none of the proceeds of credit provided under this Agreement will be used to buy or carry any margin stock. If GTBC has obtained any other credit from Bank for the purpose of buying or carrying margin stock (purpose loan), then such stock collateral shall not secure such purpose loan, and any collateral securing the purpose loan shall not secure GTBC's obligations under its Guaranty.

         4.2 Personal Property (Guarantors). All obligations of Guarantors shall be secured by one or more security agreements executed by such guarantor in favor of Bank, granting Bank a security interest in the following personal property of such guarantor:

                  (a) Receivables.

                  (b) Inventory.

                  (c) Machinery, equipment, and fixtures.

                  (d) Patents, trademarks and other general intangibles.

The personal property shall be more particularly described in the security agreement(s) executed by such guarantors.


5. Extensions of Credit, Payments and Interest Calculations

         5.1 Requests for Credit. Each request for an extension of credit shall be made in writing on a form acceptable to Bank or in any other manner acceptable to Bank. The form of a written request for credit shall be acceptable to Bank if it: i) identifies the amount of the request in United States Dollars;
ii) identifies the applicable interest rate; iii) identifies the date the request is to be funded and provides at least three business days notice of such date; iv.) identifies the deposit account into which the requested funds are to be deposited; v) identifies the maturity date for such request; and vi) is signed by an officer of Borrower who has been authorized to execute such requests by appropriate corporate resolution of Borrower, a certified copy of which together with specimen signatures shall have been furnished to Bank.

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         5.2 Oral Requests. At Bank's sole discretion in each instance, Bank may honor telephone instructions for repayments or for the designation of optional interest rates. Repayments will be withdrawn from GTBC's commercial account number 14586-26007 at Bank's South Orange County Regional Commercial Banking Office, or such other account(s) as may be specified in writing by Borrowers. Telephone requests may be made by any one of the individuals authorized to sign loan agreements on behalf of any Borrower, or any other individual designated by any one of such authorized signers. Bank shall be entitled to rely upon telephone instructions from persons it reasonably believes to be authorized by any Borrower to make such requests without making independent inquiry. Borrowers and each of them hereby indemnify Bank for, and holds Bank harmless from, any and all losses, damages, claims and expenses (including reasonable attorneys' fees and allocated costs of Bank's in-house counsel), however arising, which Bank suffers or incurs based on or arising out of payments made on any telephone request except that Bank shall not be indemnified against its own gross negligence or willful misconduct. The provisions of this Paragraph shall survive termination of this Agreement.

         5.3 Disbursements and Payments. Each disbursement by Bank and each payment by Borrowers under this Agreement shall be made in immediately available funds and at Bank's South Orange County Regional Commercial Banking Office or such other branch of Bank as Bank and Borrowers may from time to time select by mutual agreement.

         5.4 Branch Accounts. Each extension of credit under this Agreement shall be made for the account of such branch of Bank as Bank may from time to time select.

         5.5 Evidence of Indebtedness. Principal, interest and all other sums due Bank under this Agreement shall be evidenced by entries in records maintained by Bank, and, if required by Bank, by a promissory note or notes. Each payment on and any other credits with respect to principal, interest and all other sums due under this Agreement shall be evidenced by entries to records maintained by Bank.

         5.6 Direct Debit (Pre-Billing)

                  (a) Borrowers hereby authorizes Bank to debit GTBC's account number 14586-26007 at Bank's South Orange County Regional Commercial Banking Office (the "Designated Account") in the amount of principal, interest, fees or any other amount due under this Agreement or under any instrument or agreement required under this Agreement. Bank shall debit the account on the date such amounts become due, or, if such due date is not a Banking Day, on the next Banking Day after such due date. If there are insufficient funds in the account to cover the amount debited to the account in accordance with this Paragraph, such debit will be reversed and such amount will remain unpaid.

                  (b) Approximately 10 days prior to each due date, Bank will mail to Borrowers a statement of the amounts that will be due on that due date (the "Billed Amount"). The calculation will be made on the assumption that no new extensions of credit or payments will be made between the date of the billing statement and the due date, and that there will be no changes in the applicable interest rate.

                  (c) Bank will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (the "Accrued Amount"). If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the discrepancy will be treated as follows:

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                           (1) If the Billed Amount is less than the Accrued
                  Amount, the Billed Amount for the following due date will be increased by the amount of the discrepancy. Borrowers will not be in default by reason of any such discrepancy.

                           (2) If the Billed Amount is more than the Accrued
                  Amount, any overpayment resulting from such discrepancy shall be applied as soon after receipt as by Bank as is practicable to payment of principal outstanding under this Agreement, and the Billed Amount for the following due date will be adjusted accordingly.

         Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. Bank will not pay Borrowers interest on any overpayment.

         5.7 Banking Day. Any sum payable by Borrowers hereunder which becomes due on a day which is not a Banking Day shall be due on the next Banking Day after such due date. Any payments received by Bank on a day which is not a Banking Day shall be deemed to be received on the next Banking Day after such date of receipt.

         5.8 Taxes and Other Charges. Borrowers agree to make all payments or reimbursements under this Agreement free and clear of and without deduction for any present or future taxes, levies, imposts, fees or other charges of any kind which may be imposed by any governmental authority with respect to such payments or reimbursements. If any such taxes are imposed by any governmental authority, Borrowers will pay such taxes and will also pay to Bank, at the time interest is paid, any additional amount which Bank specifies as necessary to preserve the after-tax yield Bank would have received if such taxes had not been imposed. Upon request by Bank, Borrowers will confirm payment of all such taxes by delivery of official tax receipts or notarized copies thereof to Bank within 30 days after the due date for each tax payment. This Paragraph shall not apply with respect to any taxes which are imposed on or measured by Bank's net income by any jurisdiction.

         5.9 Increased Costs. Borrowers shall reimburse or compensate Bank, upon demand by Bank, for all costs incurred, losses suffered or payments made by Bank which are applied or allocated by Bank to this Agreement (all as determined by Bank using any reasonable method of calculation) by reason of any statute, regulation, or any request or requirement of any regulatory agency, whether or not having the force of law, which is applicable to all or a class of all national banks, including:

                  (a) any and all present or future reserve, deposit or similar requirements applied against (or against any class of or change in or in the amount of) assets or liabilities of, or commitments or extensions of credit by, Bank; and

                  (b) any and all present or future capital or similar requirements against (or against any class of or change in or in the amount of) assets or liabilities of, or commitments or extensions of credit by, Bank.

         5.10 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, payable under this Agreement shall be computed on the basis of a 360 day year and actual days elapsed, which results in more interest or a larger fee than if a 365 day year were used.


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                                      -11-

         5.11 Late Payments; Compounding. Any sum payable by Borrowers hereunder (including unpaid interest) if not paid when due shall bear interest (payable on demand) from its due date until payment in full at a rate per annum equal to the Reference Rate plus five and one half (5.5) percentage points.

         5.12 Default Rate. Upon the occurrence and during the continuation of any Event of Default, and without constituting a waiver of any such Event of Default, advances under the Revolving Facility shall at the option of Bank bear interest at a rate per annum which is two (2.0) percentage points higher than the rate of interest otherwise provided under this Agreement.


6. Conditions to Availability of Credit.

         Bank's obligation to extend credit under this Agreement is subject to Bank's receipt of the following, each of which must be in form and substance satisfactory to Bank:

         6.1  The Collateral Agreements;

         6.2  The Intercreditor Agreement;

         6.3 All Collateral, if any, in which Bank wishes to have a possessory security interest, except the Caratti stock, which shall be delivered to BABC;

         6.4 Financing statements, fixture filings with respect to the real properties commonly known as 2001 East Dyer, Santa Ana, California, and 2330 South Yale Street, Santa Ana, California (collectively, the "Santa Ana Property"), assignments, notices and such other documentation as Bank may reasonably request to perfect Bank's security interest in the Collateral;

         6.5 Evidence that the security interests and liens in favor of Bank are valid, enforceable and prior to the rights and interests of others except those consented to in writing by Bank (including the rights of BABC and the Intercreditor Agreement);

         6.6 Continuing Cross-Guaranty of GT and all U.S. Subsidiaries of GT in favor of Bank, guarantying all amounts owing hereunder and any extensions of credit by Bank to any Borrower and Caratti;

         6.7 Evidence that the execution, delivery, and performance by each Borrower of this Agreement and the execution, delivery, and performance by each Borrower and any guarantor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized;

         6.8 Evidence that Borrowers have obtained the insurance coverage required under Article 8 of this Agreement;

         6.9 Evidence that Caratti has accepted a credit commitment from BABC or another financial institution in an amount sufficient and for the purpose of fully refinancing the Caratti Facility.

         6.10 A Warrant representing the rights to purchase 5% of the common stock of GT;

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                                      -12-

         6.11 An opinion of GT's counsel regarding the due authorization, execution, and delivery of the Warrant described in Paragraph 6.10 above and the reservation of unissued shares of the common stock of GT in an amount sufficient to honor the exercise of such warrant.

         6.12 All representations and warranties, including without limitation, all financial and business information previously delivered or conveyed to Bank shall have been true and correct in all material respects.

         6.13 The transactions provided for by the BABC Loan Agreement have closed, and the Term Loan provided for hereby has been reduced to the amount provided for in paragraph 2.1, of this Agreement.

         6.14 BABC has indemnified Bank with regards to the Caratti Facility, in form and substance reasonably satisfactory to Bank.

         6.15 The WCMA Loan Agreement between Borrower and Merrill Lynch Financial Services, Inc. shall have closed and Borrower shall have drawn down $3,000,000 pursuant thereto.

         6.16 The BABC Excess Availability shall be at least $4,000,000.

7. Representations and Warranties

         Each Borrower and each Guarantor jointly and severally represents and warrants (and each request for an extension of credit under this Agreement shall be deemed a representation and warranty made on the date of such request) that:

         7.1 Organization. GT and each of its Subsidiaries are corporations duly organized and existing under the laws of the state of their respective organization, and the execution, delivery, and performance of this Agreement by each Borrower and each Guarantor and of any instrument or agreement required by this Agreement are within each Borrower's and each Guarantor's corporate powers, have been duly authorized, and are not in conflict with the terms of any charter, bylaw, or other organizational papers of each Borrower and each Guarantor;

         7.2 No Conflicts. Except as disclosed in Schedule 7.2 hereto, the execution, delivery, and performance of this Agreement and of any instrument or agreement required by this Agreement are not in conflict with any law or any indenture, agreement, or undertaking to which GT or any of its Subsidiaries is a party or by which GT or any of its Subsidiaries is bound or affected, except where such conflict would not result in a Material Adverse Impact;

         7.3 Enforceability. This Agreement is a legal, valid and binding agreement of each Borrower and each Guarantor, enforceable against each Borrower and each Guarantor in accordance with its terms, and any instrument or agreement required under this Agreement, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other, similar laws affecting the enforcement of creditor's rights generally or by general principles of equity;

         7.4 Good Standing. GT and each of its Subsidiaries are properly licensed and in good standing in each state in which GT and its Subsidiaries are doing business, and GT and its Subsidiaries have qualified under, and complied with, where required, the fictitious name statute

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                                      -13-
of each state in which GT and its Subsidiaries are doing business, except where the failure to be so licensed, in good standing, or qualified would not have a Material Adverse Impact;

         7.5 Compliance with Laws. GT and each of its Subsidiaries have complied with all federal, state, and local laws, rules, and regulations affecting the business of GT and each of its Subsidiaries including, but not limited to, laws regulating GT's or its Subsidiaries' sales or the furnishing of services to Receivable Debtors and disclosures in connection therewith, except where the failure to so comply would not have a Material Adverse Impact;

         7.6 Ownership of Collateral. Except as has been disclosed in writing to Bank in Schedule 7.6, hereof, all Collateral described in Article 4 of this Agreement is owned by Borrowers or Guarantors free and clear of all security interests, liens, encumbrances and rights of others except the rights of Bank under any security agreements required under this Agreement and those consented to in writing by Bank (including without limitation the security interests of BABC).

         7.7 Permits, Franchises. GT and its Subsidiaries posses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable GT and its Subsidiaries to conduct the business in which they are now engaged, except where the failure to possess such items would not have a Material Adverse Impact;

         7.8 Perfected Security Interest in Collateral. No further action is necessary in order to establish and perfect Bank's lien on or security interest in the Collateral, except for (i) the filing of a financing statement with respect to the Collateral, (ii) the delivery to Bank of any Collateral as to which possession is the only method of perfecting a security interest therein,
(iii) the filing of a security agreement covering patents, trademarks, and similar collateral with the U.S. Patent and Trademark Office, and (iv) the recording of a fixture filing with any county recorder's office;

         7.9 Litigation. Except as disclosed on Schedule 7.9 hereto, there is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of GT or any of its Subsidiaries, threatened, against or affecting such Borrower or its Subsidiaries or its property, the adverse determination of which is reasonably expected to have a Material Adverse Impact;

         7.10 No Event of Default. No event has occurred and is continuing or would result from the extension of credit under this Agreement which constitutes or is reasonably expected to constitute an Event of Default or which, upon a lapse of time or notice or both, would become an Event of Default;

         7.11 Other Obligations. Neither GT nor any of its Subsidiaries is in default under any other agreement involving the borrowing of money, the extension of credit, or the lease of real or personal property to which GT or any of its Subsidiaries is a party as borrower, guarantor, installment purchaser or lessee, except where being in default of such obligations would not have a Material Adverse Impact;

         7.12 Income Tax Returns. Except as disclosed on Schedule 7.12 hereto, neither GT nor any of its Subsidiaries has any knowledge of any pending assessments or adjustments with respect to its income tax liabilities for any year;

         7.13 Information Submitted. All financial and other information that has been or will be submitted by GT or any of its Subsidiaries to Bank, including GT's consolidated financial statement dated as of December 31, 1997, is and will be:

--------------------------------------------------------------------------------
                                      -14-

                  (a) prepared in accordance with generally accepted accounting principles consistently applied;

                  (b) true and correct in all material respects and is complete insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof;

                  (c) in form and content reasonably required by Bank; and

                  (d) in material compliance with all government regulations applicable thereto;

         7.14 No Material Adverse Change. There has been no material adverse change in the financial condition of GT or any of its Subsidiaries since the date of its most recent financial statements submitted to Bank;

         7.15 ERISA Plan Compliance.

                  (a) GT and its Subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of ERISA and the Internal Revenue Code of 1986, as amended from time to time, (the "Code") with respect to each ERISA Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability in excess of $500,000 with respect to any ERISA Plan under Title IV of ERISA;

                  (b) No reportable event has occurred under Section 4043(b) of ERISA for which the Pension Benefit Guaranty Corporation requires 30 day notice;

                  (c) No action by GT or any of its Subsidiaries to terminate or withdraw from any ERISA Plan has been taken and no notice of intent to terminate an ERISA Plan has been filed under Section 4041 of ERISA; and

                  (d) No proceeding has been commenced with respect to an ERISA Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding;

         7.16 Location of GT and Subsidiaries. GT's and each of its Subsidiaries' place of business (or, if GT or any of its Subsidiaries has more than one place of business, its chief executive office) is located at the address listed on Schedule 7.16 hereto.

         7.17 Year 2000 Compliance. Borrower has made inquiry of each business entity in which Borrower holds a material interest with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999). Based on that inquiry, Borrower does not believe the year 2000 problem will cause any such business entity to suffer a material adverse change in its business condition (financial or otherwise), operations, properties or prospects, or ability to repay its obligations. For purposes of this paragraph, a business entity in which Borrower holds a "material interest" means any business entity that is of material importance to the financial well-being of Borrower.

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                                      -15-

8. Covenants

         So long as credit is available under this Agreement and until full and final payment of all of Borrowers' obligations under this Agreement and any instrument or agreement required under this Agreement, GT shall, and shall cause each of its Subsidiaries to, unless Bank waives compliance in writing:

         8.1 Notices of Certain Events. Promptly give written notice to Bank of:

                  (a) all litigation affecting GT or any of its Subsidiaries where the amount claimed is $500,000 or more;

                  (b) any substantial dispute which may exist between GT or any of its Subsidiaries and any governmental regulatory body or law enforcement authority;

                  (c) any Event of Default or any event which, upon a lapse of time or notice or both, would become an Event of Default;

                  (d) the occurrence of any reportable event under Section 4043(b) of ERISA for which the Pension Benefit Guaranty Corporation requires 30 day notice; any action by GT or any of its Subsidiaries to terminate or withdraw from an ERISA Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA; any notice of noncompliance made with respect to an ERISA Plan under Section 4041(b) of ERISA; or the commencement of any proceeding with respect to an ERISA Plan under Section 4042 of ERISA;

                  (e) any other matter which has resulted or is reasonably likely to have a Material Adverse Impact;

         8.2 Financial and Other Information. Deliver to Bank in form and detail reasonably satisfactory to Bank, and in such number of copies as Bank may reasonably request:

                  (a) Within 90 days after the end of each fiscal year, GT's consolidated financial statements for such year, audited by a certified public accountant with an unqualified opinion, and GT's consolidating financial statements for such year, prepared by GT with a comparison to projections for such fiscal year and the results of the prior fiscal year;

                  (b) Within 45 days after the end of each fiscal quarter, GT's consolidated and consolidating financial statements for such period and the fiscal year to date, prepared by GT with a comparison to projections for such period and year-to-date and the same period and year-to-date period for the prior fiscal year;

                  (c) Within 45 days after the end of each fiscal quarter, a compliance certificate, substantially in the form of Exhibit A attached hereto, with appropriate insertions, signed by a responsible officer of GT;

                  (d) Within 30 days after the date of filing with the Securities and Exchange Commission, copies of GT's Form 10-K Annual Report, Form 10-Q Quarterly Report and any Form 8-K Current Report;

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                                      -16-

                  (e) Promptly upon request of Bank, such other statements, lists of property and accounts, budgets, forecasts or reports as to GT or any of its Subsidiaries as Bank may reasonably request;

         8.3 Books, Records, Audits and Inspections. Maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over GT or any of its Subsidiaries or GT's or any of its Subsidiaries' business. Further, GT and each of its Subsidiaries will permit employees or agents of Bank at any reasonable time during regular business hours, to inspect the Collateral and GT's and any of its Subsidiaries' properties, to conduct appraisals of the Collateral, and to examine or audit GT's and any of its Subsidiaries' books, accounts, and records and make copies and memoranda thereof. In the event any Collateral, properties, books, accounts or records are in the possession of or under the control of a third party, GT and each of its Subsidiaries shall direct and hereby authorize such third party to permit access to Bank's employees or agents for the purpose of performing the inspections, appraisals, examinations or audits permitted under this Paragraph, and to respond to any requests from Bank for information concerning the amount, status or condition of any Collateral in such third party's possession or control;

         8.4 Interest Coverage Ratio. Cause GT to maintain on a consolidated basis an Interest Coverage Ratio of at least 2.00 to 1.00. This ratio shall be calculated quarterly using the results of the most recently concluded quarterly accounting period and each of the three (3) immediately preceding quarterly accounting periods;

         8.5 Maximum Total Funded Debt. Not permit the total principal amount of Funded Debt incurred by Borrowers and GT, on a consolidated basis, including without limitation the outstanding principal balance of the Term Loan, to exceed $128,000,000 at any one time.

         8.6 Liens. Not create, assume or suffer to exist any security interest, lien (including the lien of an attachment, judgment or execution) or encumbrance, securing a charge or obligation, on or of any of its property, real or personal, whether now owned or hereafter acquired, except:

                  (a) security interest(s) and deed(s) of trust in favor of Bank;

                  (b) liens, security interests and encumbrances in existence as of the date of this Agreement which have been disclosed to Bank in writing or which are set forth on Schedule 8.6, hereto;

                  (c) liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty;

                  (d) purchase money security interests in personal property hereafter acquired by purchase or by sale leaseback securing obligations not exceeding to $3,000,000 in any fiscal year of GT, when the security interest does not extend beyond the property purchased;

                  (e) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being diligently contested in good faith;

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                                      -17-

                  (f) liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of Social Security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (g) any attachment or judgment lien (including judgment or appeal bonds) the enforcement of which would not constitute a default pursuant to Paragraph 9.8 of this Agreement; (h) leases or subleases of real property granted to others not interfering with the ordinary conduct of the business of GT and its Subsidiaries;

                  (i) easements, rights of way, restrictions and other similar charges or encumbrances which do not, individually or in the aggregate, materially interfere with the ordinary conduct of the business of GT or any of its Subsidiaries at any location;

                  (j) any interest, title or lien of a lessor under any operating lease;

                  (k) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (l) liens (including capitalized leases) and respective property acquired, constructed, or improved by GT or any of its Subsidiaries after the date of this Agreement, which liens exist or are created at the time of acquisition or completion of construction or improvement of such property, or within 60 days thereafter, to secure indebtedness incurred pursuant to Section 8.6(d), but any such lien shall cover only the property so acquired or constructed and any improvements thereto (and any real property on which such property is located, if such property is a building, improvement or fixtures);

                  (m) liens on the assets of Caratti securing indebtedness of Caratti owing to BABC or another financial institution and used to fully refinance the Caratti Facility;

                  (n) liens on the assets of Riteway France securing indebtedness of Riteway France owing to BABC or another financial institution and used to fully refinance to the Riteway France Facility;

                  (o) liens on the assets of Riteway Japan securing indebtedness of Riteway Japan owing to BABC or another financial institution and used to fully refinance the Riteway Japan Facility;

                  (p) liens securing obligations under the BABC Loan Agreement or under any guaranties thereof; and

                  (q) liens constituting renewals, extensions, or replacements of the liens described in Sub-paragraphs 8.6 (a) through (l), inclusive, above.

         8.7 Acquisitions. Without Bank's prior written consent, not acquire or purchase all or substantially all of the assets or business of any other person, firm, corporation, or any division thereof, or acquire or purchase securities; provided, however, that this Paragraph shall not prohibit:

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                                      -18-

                  (a) the acquisition or purchase of obligations issued or guarantied by the United States; and

                  (b) the acquisition or purchase of short term marketable securities that do not constitute more than five percent of the capital stock, partnership interests, membership interests, or equity of any person, firm, or corporation.

Notwithstanding the foregoing, any subsidiary of GT may be merged or consolidated with or into GT, any Borrower, or any of GT's Subsidiaries, or be liquidated, wound up or dissolved, or all or substantially all of the business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of in one transaction or a series of transactions, to GT or any of GT's U.S. Subsidiaries; provided, however, that in the case of such a merger or consolidation (i) GT or one of GT's U.S. Subsidiaries shall be the continuing or surviving corporation, (ii) immediately before and immediately after any such consolidation, merger or other disposition, no Event of Default or event which with notice, lapse of time, or both would become an Event of Default shall have occurred and be continuing, and (iii) no disposition under this Subsection 8.7 shall release GT, any surviving Borrower or any of GT's Subsidiaries from liability in respect of the indebtedness hereunder; and

         8.8 Dividends. Not declare or pay any dividends on any of its shares except dividends payable in capital stock of GT or any of its Subsidiaries, and not purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto;

         8.9 Capital Ownership. Not cause, permit, or suffer any change, direct or indirect, in any Subsidiaries' capital ownership;

         8.10 Covenant to Guarantee Obligations. At such time as any new direct or indirect domestic Subsidiary is formed or acquired by GT (excluding Subsidiaries of GT that are also Borrowers), cause such new Subsidiary that is a wholly owned Subsidiary to (i) within 10 days thereafter or such later time as Borrowers, GT, and Bank shall agree (but in any event no later than 30 additional days thereafter), duly execute and deliver to Bank continuing guarantees substantially in the form set forth in Exhibit B, hereto, guaranteeing Borrowers' obligations under this Agreement;

         8.11 Existence and Properties. Except as otherwise permitted in Paragraph 8.7, hereof, maintain and preserve GT's and each of its Subsidiaries' existence and all rights, privileges and franchises now enjoyed, conduct GT and each of its Subsidiaries' business in an orderly, efficient and customary manner, keep all properties of GT and each of its Subsidiaries in good working order and condition consistent with past practices, ordinary wear and tear excepted, and from time to time make all needed repairs, renewals or replacements thereto and thereof consistent with past practices so that the efficiency of such property shall be fully maintained and preserved;

         8.12 Liquidations and Mergers. Not liquidate or dissolve or consummate any consolidation, merger, partnership, joint venture or other combination, except as permitted in Paragraph 8.7 of this Agreement, unless all obligations of Borrowers to Bank arising out of this Agreement have been paid in full and the obligations of the Bank to extend credit under this Agreement shall have terminated;

         8.13 Sale of Assets. Not sell, lease, or otherwise dispose of its business or assets as a whole or such as in the opinion of Bank constitute a substantial portion of its business or assets

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                                      -19-
except in the ordinary course of its business as heretofore conducted without the prior written consent of Bank;

         8.14 Insurance.

                  (a) Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide, such insurance coverage for such amounts (as such amounts should be increased to cover increased Collateral) as is currently maintained by Borrowers , as identified in Schedule 8.14, and such other insurance against such other hazards or such other types as is customary for persons engaged in the same or similar business to Borrowers or Subsidiaries. Without limiting the foregoing, Borrowers and Subsidiaries shall maintain flood insurance for the Collateral in the event of the designation of the area in which any of the Collateral is located as "flood prone" or a "flood risk area" as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by Bank, and shall comply with such additional requirements of the National Flood Insurance Program set forth in said Act.

                  b) Each such policy shall contain a loss payable endorsement in favor of Bank in form and substance reasonably acceptable to Bank, which loss payable endorsement will be senior to any rights of BABC with respect to payments arising out of loss relating to patents, trademarks, or other intellectual property, but which may be junior and subordinate to any rights of BABC with respect to other insured assets;

         8.15 Compliance with Laws. At all times comply with, or cause to be complied with in all material respects, all laws, statutes (including but not limited to any fictitious name statute), rules, regulations, orders and directions of any governmental authority having jurisdiction over GT or any of its Subsidiaries or GT's or any of its Subsidiaries' businesses, including but not limited to laws regulating GT's or any of its Subsidiaries' sales to or performance of services for Receivable Debtors and disclosures in connection therewith; provided, however, that if GT is not in compliance with some law or statute such non-compliance shall not be deemed material if such law or statute provides for a cure period and GT comes into compliance therewith within the shorter of i.) thirty days of being out of compliance with any such law or statute, or (ii) the cure period provided for by such statute;

         8.16 Accuracy of Financial Information. Cause all financial information, including information relating to the Collateral, upon submission by GT or any of its Subsidiaries to Bank to be true and correct in all material respects and complete to the extent necessary to give Bank a true and accurate knowledge of the subject matter thereof;

         8.17 Additional Acts. Perform, on request of Bank, such acts as may be necessary or advisable to perfect any lien or security interest provided for herein or otherwise to carry out the intent of this Agreement;

         8.18 Business Activities. Not engage in any business activities or operations substantially different from or unrelated to present business activities and operations;

         8.19 Change in Name, Structure or Location. Notify Bank in writing prior to any change in (a) GT's or any of its Subsidiaries' name, (b) GT's or any its Subsidiaries' business or legal structure, or (c) GT's or any of its Subsidiaries' place of business or chief executive office if GT or any of its Subsidiaries has more than one place of business;


--------------------------------------------------------------------------------
                                      -20-

         8.20 Capital Expenditures. Not spend more than $3,000,000 in any fiscal year of GT to acquire fixed or capital assets;

         8.21 Loans, Investments, and Guarantees. Not make any loans or other extensions of credit to, or make any investments in, or guarantee the debt of, or make any capital contributions or other transfers of assets to, any individual or entity, except for:

                  (a) Equipment to be used in the business of the Borrowers so long as the acquisition costs thereof constitute Capital Expenditures subject to the limitations of paragraph 8.20 hereof;

                  (b) Inventory in the ordinary course of business;

                  (c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of the Borrowers;

                  (d) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year of the date of acquisition;

                  (e) certificates of deposit maturing within one year of the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a trust company organized under the laws of the Unites States of America or any state thereof, having surplus and capital aggregating at least $100,000,000;

                  (f) commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investor Service, Inc. and maturing not more than 90 days from the date of creation thereof;

                  (g) any investments in Innovations in Composites already made or existing as of the date hereof so long as the acquisition costs thereof constitute Capital Expenditures subject to the limitations of paragraph 8.20 hereof;

                  (h) other investments not to exceed in the aggregate in any Fiscal Year $250,000 so long as the acquisition costs thereof constitute Capital Expenditures subject to the limitations of paragraph
         8.20 hereof.

9. Events of Default

         The occurrence of any of the following Events of Default shall terminate any obligation on the part of Bank to extend credit under this Agreement and, at the option of Bank under all Paragraphs except Paragraphs 9.5 and 9.6, and automatically in the case of Paragraphs 9.5 and 9.6, shall make all obligations of Borrowers to Bank under or in respect of this Agreement and any instrument or agreement required under this Agreement immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, except as specifically provided below:

         9.1 Failure to Pay. Any Borrower fails to pay, within two (2) Banking Days of when due, any installment of interest or principal or any other sum due under this Agreement in accordance with the terms hereof;

--------------------------------------------------------------------------------
                                      -21-

         9.2 Breach of Representation or Warranty. Any representation or warranty herein or in any agreement, instrument or certificate executed pursuant hereto or in connection with any transaction contemplated hereby proves to have been false or misleading in any material respect when made;

         9.3 Falsity of Information. Any financial or other information delivered by GT or any of its Subsidiaries to Bank proves to be false or misleading in any material respect;

         9.4 Security Interest. Bank fails to have a valid and enforceable perfected security interest in or lien on the Collateral or such security interest or lien fails to be prior to the rights and interest of others except those consented to in writing by Bank, including without limitation the security interests of BABC required under the BABC Loan Agreements;

         9.5 Failure to Pay Debts; Voluntary Bankruptcy. GT or any of its Subsidiaries fails to pay its debts generally as they come due, or files any petition, proceeding, case, or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

         9.6 Involuntary Bankruptcy. An involuntary petition is filed under any bankruptcy or similar statute against GT or any of its Subsidiaries, or a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official is appointed to take possession of the properties of GT or any of its Subsidiaries, and such petition or appointment is not dismissed or withdrawn or does not cease to be in effect within 60 days of filing or appointment;

         9.7 Suits. One or more suits are filed against GT or any of its Subsidiaries, by a trade creditor or trade creditors of such person in the aggregate amount of $500,000 or more and are not being contested in good faith by appropriate proceedings by such person;

         9.8 Judgments. One or more judgments or arbitration awards are entered against GT or any of its Subsidiaries on a claim or claims not covered by insurance and remain undischarged, unvacated, unbonded, or unstayed for a period of 30 days or in any event later than five days prior to any proposed sale under any such judgment or award, or GT or any of its Subsidiaries enters into any settlement agreements with respect to any litigation or arbitration, in the aggregate amount of $500,000 or more on a claim or claims not covered by insurance;

         9.9 Suspension of Business. GT or any of its Subsidiaries voluntarily suspends its business for more than five business days in any 30 day period;

         9.10 Governmental Action. Any governmental regulatory authority takes or institutes action which, in the opinion of Bank, will materially adversely affect GT's or any of its Subsidiaries' condition, operations or ability to pay any of their respective obligations owing to Bank;

         9.11 Default of Other Financial Obligations. Any default which is not waived (prospectively or retroactively) occurs under any other agreement (including without limitation the BABC Loan Agreement) involving the borrowing of money or the extension of credit in the amount of $500,000 or more to which GT or any of its Subsidiaries may be a party as borrower, guarantor or installment purchaser if such default consists of the failure to pay any obligation when due or if such default gives to the holder of the obligation concerned the right to accelerate the obligation;

--------------------------------------------------------------------------------
                                      -22-

         9.12 Default under Guaranty or Subordination Agreement. Any guaranty, subordination agreement or other agreement or instrument required hereunder is breached or becomes ineffective or any default which is not waived occurs under any such agreement or instrument;

         9.13 Misuse of Collateral. Bank, in good faith, considers any Collateral to be unsafe or in danger of misuse by GT or any of its Subsidiaries to the extent that Bank's prospect of or right to payment or performance under this Agreement or any instrument or agreement required hereunder is materially impaired;

         9.14 Default of Other Bank Obligations.

                  (a) any default which is not waived occurs under any other obligation of GT or any of its Subsidiaries to Bank, or to any subsidiary or affiliate of Bank, other than a default of the BABC Loan Agreement, and such default is not cured within 30 days if in Bank's reasonable discretion such default is capable of being cured;

                  (b) any default which is not waived occurs under any obligation of GT or any of its Subsidiaries to Bank, or to any subsidiary or affiliate of Bank, of the BABC Loan Agreement;

         9.15 Material Adverse Change. Any material adverse change occurs in the financial condition or results of operations of GT or any of its Subsidiaries or in GT's or any of its Subsidiaries' ability to perform its obligations under this Agreement or under any instrument or agreement required by this Agreement;

         9.16 ERISA Plan Termination. Any ERISA Plan termination or any full or partial withdrawal from an ERISA Plan occurs which could result in liability of GT or any of its Subsidiaries to the Pension Benefit Guaranty Corporation or to the ERISA Plan in an aggregate amount which, in the reasonable opinion of Bank, will have a material adverse effect on the financial condition of GT or any of its Subsidiaries;

         9.17 Breach of Certain Covenants. Any Borrower or any Guarantor fails to comply with or perform any term or provision contained in Paragraphs 8.2(a) through 8.2(e), inclusive, and Paragraph 8.3 of this Agreement, and such failure is not remedied or waived in writing of Bank within 30 days of the occurrence thereof;

         9.18 Breach of Other Covenants. Any Borrower or any Guarantor fails to comply with or perform any term or condition contained in this Agreement other than those specifically referred to in Paragraph 9.17 above or elsewhere in this
Article 9;

         9.19 Payment of Merrill Lynch. Any Borrower makes any payment of any obligation arising under that certain WCMA Note and Loan Agreement between GT Bicycles, Inc. and Merrill Lynch Business Financial Services, Inc., or any renewal, extension, or replacement thereof, other than the payment of interest provided for by such agreement.

         Upon the occurrence of any event which, with notice or lapse of time or both would become an Event of Default, Bank may decline to extend further credit to Borrowers under this Agreement until the event has been cured or no longer exists.

10. Miscellaneous

         10.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither any

--------------------------------------------------------------------------------
                                      -23-

Borrower nor any Guarantor shall assign this Agreement or any of the rights, duties or obligations of such Borrower or any Guarantor hereunder without the prior written consent of Bank.

         10.2 Consents and Waivers. No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

         10.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

         10.4 Administration Costs. Borrowers and GT agree to pay to Bank, on demand, all reasonable costs and expenses incurred by Bank in connection with the administration of this Agreement and any instrument or agreement required under this Agreement.

         10.5 Joint and Several Liability.

                  (a) Each Borrower agrees that it is jointly and severally liable to Bank for the payment of all obligations arising under this Agreement, and that such liability is independent of the obligations of the other Borrowers or any Guarantor. Bank may bring an action against any Borrower, whether an action is brought against any other Borrower or any Guarantor.

                  (b) Each Borrower agrees that any release which may be given by Bank to any other Borrower or any Guarantor will not release such Borrower from its obligations under this Agreement.

                  (c) Each Borrower waives any right to assert against Bank any defense, setoff, counterclaim, or claims which such Borrower may have against any other Borrower or any Guarantor or any other party liable to Bank for the obligations of Borrowers under this Agreement.

                  (d) Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of any other Borrower or any Guarantor and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require the Bank to disclose to such Borrower any information which the Bank may now or hereafter acquire concerning the financial condition of any other Borrower or any Guarantor.

                  (e) Each Borrower waives all rights to notices of default or nonperformance by any other Borrower or any Guarantor under this Agreement. Each Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower or any Guarantor.

                  (f) Borrowers and each of them represent and warrant to the Bank that each will derive benefit, directly and indirectly, from the collective administration and availability of credit under this Agreement. Borrowers agree that Bank will not be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Agreement.

                  (g) Each Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including without

--------------------------------------------------------------------------------
                                      -24-
         limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, which such Borrower may now or hereafter have against any other Borrower or any Guarantor with respect to the indebtedness incurred under this Agreement. Each Borrower waives any right to enforce any remedy which Bank now has or may hereafter have against any other Borrower or any Guarantor, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

         10.6 Attorneys' Fees. Borrowers and GT shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel.

         10.7 Integration. This Agreement and any instrument, agreement or document attached hereto or referred to herein (a) integrate all the terms and conditions mentioned herein or incidental hereto, (b) supersede all oral negotiations and prior writings in respect to the subject matter hereof, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement and any such instrument, agreement or document and as the complete and exclusive statement of the terms agreed to by the parties. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such instrument, agreement, or document, the terms, conditions and provisions of this Agreement shall prevail.

         10.8 Disposition of Schedules, Reports, Etc. Delivered by GT or Subsidiaries. Bank shall be under no obligation to return any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by GT or any of its Subsidiaries and shall destroy or otherwise dispose of same at such time as Bank, in its discretion, deems appropriate.

         10.9 Confidentiality. Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by GT or any of its Subsidiaries in connection with this Agreement and agrees and undertakes that neither it nor any of its affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Bank may disclose such information (i) at the request of any regulatory authority or in connection with an examination of Bank by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable law; (iv) at the express direction or any other agency of any State of the United States of America or of any other jurisdiction in which Bank conducts its business; and (v) to Bank's independent auditors and other professional advisors.

         10.10 Returned Merchandise. Until Bank exercises its rights to collect the Receivables as provided under any security agreement required under this Agreement, each Borrower or each Guarantor may continue its present policies for returned merchandise and adjustments. Credit adjustments with respect to returned merchandise shall be made immediately upon

--------------------------------------------------------------------------------
                                      -25-
receipt of the merchandise by such Borrower or such Guarantor or upon such other disposition of the merchandise by the Receivable Debtor in accordance with such Borrower's or such Guarantor's instructions.

         10.11 Verification of Receivables. As a part of any periodic audit for which Borrowers are obligated to pay pursuant to Paragraph 3.2(c) of this Agreement, or at any time after the occurrence of an Event of Default, Bank may, either orally or in writing, request confirmation from any Receivable Debtor of the current amount and status of the Receivable upon which such Receivable Debtor is obligated.

         10.12 Participations. Bank may at any time sell to any other person, firm, or corporation (a "Participant") participations in a portion of the obligations of Borrowers and Guarantors under this Agreement. On condition that any Participant or prospective Participant agrees to keep information concerning GT or any of its Subsidiaries confidential on substantially the terms of Paragraph 10.9 above, Borrowers and Guarantors authorize Bank to disclose to any prospective Participant and any Participant any and all information in Bank's possession concerning GT and any of its Subsidiaries, this Agreement and the Collateral. Notwithstanding the foregoing, prior to August 30, 1998, Bank shall not sell any such participation without the prior written consent of Borrowers, which consent shall not unreasonably be withheld; thereafter, Borrowers' consent shall not be required for any such sale. Bank and Borrowers may have agreed to other restrictions on the sale of participations which may be set forth in a letter between Bank and Borrowers.

         10.13 Indemnification. Each Borrower and each Guarantor agree to indemnify Bank against, and hold Bank harmless from, all claims, actions, losses, costs and expenses (including reasonable attorneys' fees and allocated costs for in-house legal services) incurred by Bank and arising from any contention, whether well-founded or otherwise, that there has been a failure to comply with any law regulating any Borrower's or any Guarantor's sales to or performance of services for Receivable Debtors and disclosures in connection therewith. The provisions of this Paragraph shall survive termination of this Agreement.

         10.14 Arbitration; Reference Proceeding.

                  (a) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (b) Notwithstanding the provisions of subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to Bank which is secured by real property collateral located in California. If all parties do

--------------------------------------------------------------------------------
                                      -26-
         not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

                  (c) A controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                  (d) No provision of this paragraph shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         10.15 Notices. All notices required hereunder shall be personally delivered or sent by first class mail, postage prepaid, to the addresses set forth on the signature page of this Agreement, or to such other addresses as the parties hereto may specify from time to time in writing.

         10.16 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

         10.17 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.18 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

         10.19 Amendment and Restatement of Existing Agreement. This Agreement amends and restates the Existing Agreement. Those extensions of credit outstanding under the Existing Agreement which are refinanced under the Term Loan shall be deemed outstanding hereunder with the same tenor and, as applicable, interest periods as under the Existing Agreement, but with any changes in interest rate margins set forth herein to be effective on any continuing LIBOR Rate Portions and Offshore Rate Portions outstanding as of the date hereof.

         10.20 Intercreditor Agreement. This Agreement is subject to the terms of that certain Intercreditor Agreement, of even date herewith, between Bank and BABC (the "Intercreditor Agreement") to which Borrowers have consented. In the event there is any conflict between the

--------------------------------------------------------------------------------
                                      -27-
terms of this Agreement and the terms of the Intercreditor Agreement the terms of the Intercreditor Agreement shall prevail and control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


BANK OF AMERICA NATIONAL TRUST               GT BICYCLES CALIFORNIA, INC.
AND SAVINGS ASSOCIATION                      RITEWAY PRODUCTS EAST, INC.
                                             RITEWAY PRODUCTS NORTH
By: /s/ HENRY P. ROGERS                       CENTRAL, INC.
    -------------------------------          RITE-WAY DISTRIBUTORS CENTRAL, INC.
        Henry P. Rogers                      RITE-WAY DISTRIBUTORS, INC.
       Vice President                        GT BICYCLES, INC.

Address where notices to Bank
are to be sent:                              By: /s/ CHARLES CIMITILE
                                                 -------------------------------
Bank of America Dept. #1415                  Name: Charles Cimitile
50 California Street, Suite #740                   -----------------------------
San Francisco, California  94111             Title: VP Finance/CFO
                                                    ----------------------------

                                             Address where notices to all
                                             Borrowers and GT are to be sent:

                                             2001 E. Dyer
                                             Santa Ana, California  92705
                                             Attn:  Chief Financial Officer


--------------------------------------------------------------------------------

         SCHEDULE 7.2

         (Conflicting Documents)

None.



--------------------------------------------------------------------------------

         SCHEDULE 7.6

         (Security Interests, Liens, Encumbrances)

1. GT Bicycles California, Inc., as Borrower, is party to that certain Loan and Security Agreement among BankAmerica Business Credit, Inc. as Agent to certain Lenders, GT Bicycles California, Inc., GT Bicycle, Inc., Riteway Products East, Inc., Riteway Products North Central, Inc., Rite-Way Distributors Central, Inc., and Rite-Way Distributors, Inc., dated as of even date herewith.

2. GT Bicycles, Inc. is party to that certain WCMA Note and Loan Agreement among GT Bicycles, Inc. and Merrill Lynch Business Financial Services Inc., dated as of even date herewith.

3. GT Bicycles, Inc. is party to that certain Loan Agreement among GT Bicycles, Inc., GE Capital Public Finance, Inc., and the California Economic Development Financing Authority, dated as of September 1, 1997.

4. GT Bicycles, Inc. is party to that certain IBM Lease of Computers and Software between GT Bicycles, Inc. and IBM Credit Corporation, which lease terminates December 31, 1999.

5. GT Bicycles, Inc. is obligated under a certain Promissory Note to Doug Olson for the principal amount of $65,000 due June 30, 2000.

--------------------------------------------------------------------------------

         SCHEDULE 7.9

         (Litigation)

No Borrower has any material pending or threatened legal proceedings, other than routine litigation incidental to its business as discussed in the Form 10-K filed with the SEC for Fiscal Year 1997 for GT Bicycles, Inc.


--------------------------------------------------------------------------------

         SCHEDULE 7.12

         (Pending Income Tax Assessments or Adjustments)

Except for the 1995 and 1996 Federal Income Tax Return of GT Bicycles, Inc. which is currently under examination, all Borrower tax returns have been examined by the applicable federal or California authority, or the statute of limitations concerning such examination has passed.



--------------------------------------------------------------------------------

         SCHEDULE 7.16

         (Location of GT Bicycles, Inc. and Subsidiaries)

1. GT Bicycles, Inc. maintains its corporate headquarters at 2001 East Dyer Road, Santa Ana, California, and maintains a research and development facility at 711 1st Avenue, Longmont, Colorado.

2. GT Bicycles California, Inc. is located at 2001 East Dyer Road, Santa Ana, California.

3.       GT BMX, Inc. is located at 2001 East Dyer Road, Santa Ana, California.

4. Rite-Way Distributors, Inc. is located at 2001 East Dyer Road, Santa Ana, California.

5. Rite-Way Distributors Central, Inc. is located at 13910 St. Charles Rock Road, St. Louis County, Missouri, and also maintains a warehouse facility at 8291 Forshee Drive, Westside Industrial Park, Jacksonville, Florida.

6. Riteway Products East, Inc. is located at 25 Dewberry Lane, Cheektowaga, New York.

7. Riteway Products North Central, Inc. is located at 2932 Behrens Parkway, Sheboygan, Wisconsin.

8.       Riteway Products France S.A.R.L. is located in Nancy, France.

9.       Riteway Products Japan K.K. is located in Saitama, Japan.

10.      Riteway Products Canada is located in Winnipeg, Manitoba, Canada.

11.      Caratti Sport Limited is located in Bristol in the United Kingdom.

12. Innovation in Composites, Inc. is located at 4059 Oceanside Boulevard, Suite E, Oceanside, California.

--------------------------------------------------------------------------------

         SCHEDULE 8.6

         (Permitted Liens)

Reference is made to the Liens disclosed on Schedule 7.6 hereto.




--------------------------------------------------------------------------------

         SCHEDULE 8.14

         (Insurance)

See attached Record of Insurance as of October 1, 1997.


--------------------------------------------------------------------------------
                                      -35-